Exhibit 10.1

DATED 30 MARCH 2012

THE COMPANIES LISTED IN SCHEDULE 1

AS GUARANTORS

- AND -

WILLIS PENSION TRUSTEES LIMITED,

AS TRUSTEE OF THE WILLIS PENSION SCHEME

INSTRUMENT COMPRISING A GUARANTEE IN FAVOUR OF WILLIS

PENSION TRUSTEES LIMITED IN RESPECT OF THE WILLIS

PENSION SCHEME

Travers Smith LLP

10 Snow Hill London EC1A 2AL

www.traverssmith.com

THIS INSTRUMENT is made on 30 March 2012

BY:

(1)	THE COMPANIES LISTED IN SCHEDULE 1 as guarantors (each a “Guarantor” and together, the “Guarantors”); and

(2)	WILLIS PENSION TRUSTEES LIMITED (Company No: 543828) registered in England and Wales with registered number 543828 whose registered office is 51 Lime Street, London EC3M 7DQ, as trustee of the Scheme (as defined below) (the “Trustee” and which term shall include any additional trustee(s) and/or successor trustee(s) of the Scheme).

RECITALS

(A)	Willis Group Limited, a company registered in England and Wales with registered number 621757 whose registered office is 51 Lime Street, London EC3M 7DQ (“Willis”), is principal employer of the Willis Pension Scheme (“Scheme”).

(B)	The participating employers from time to time of the Scheme are current or former members of the groups of companies now headed by Willis Group Holdings Public Limited Company, a company incorporated in Ireland whose registered office is at Grand Mill Quay, Dublin 4, Ireland with registered number 475616 (the “Parent”).

(C)	The Trustee is the current trustee of the Scheme.

(D)	This Instrument may be executed in one or more counterparts, but shall not be deemed to be executed until each party has executed at least one counterpart. Each such counterpart shall constitute an original of this Instrument, but all the counterparts shall together constitute one and the same instrument.

(E)	For the avoidance of doubt, this Guarantee is intended to replace, and does replace, the Guarantee dated 30 March 2012 and granted by the Guarantors in favour of the Trustee (which was not validly executed by Willis Group Holdings Public Limited Company).

WHEREBY IT IS AGREED as follows:-

1.	DEFINITIONS AND INTERPRETATION

Throughout this Instrument the following words and phrases shall have the following meanings:-

“Contribution Schedule” means the schedule of contributions adopted by the Trustee in accordance with Part 3 of the Pensions Act 2004, a copy of which is appended to this Instrument at Appendix 1, as amended, varied, supplemented or replaced from time to time, as agreed by the Trustee and Willis, provided that any amendment, variation, supplement or replacement of the schedule of contributions shall not operate to extend the Guarantee Term unless the parties to this Instrument so agree.

“Guarantee Term” means the period from the date and time this Instrument becomes effective until midnight British Summer Time on 31 December 2017.

“Participating Employers” means any member of the group of companies headed by the Parent, or successor of the Parent, that may formally participate in the Scheme from time to time.

“Principal Employer” means Willis and any successor as principal employer of the Scheme.

“Scheme” means the Willis Pension Scheme, a defined benefits occupational pension scheme which is governed by a Deed of Consolidation and Amendment dated 23 May 2008, as amended, varied, supplemented or replaced from time to time.

2.	GUARANTEE, INDEMNITY AND DEFAULT INTEREST

2.1	In this Instrument “Obligations” means all moneys, obligations and liabilities (whether present or future, actual or contingent) to be paid, performed or discharged by the Participating Employers to the Trustee and/or the Scheme under or pursuant to the terms of the Contribution Schedule.

2.2	Each Guarantor unconditionally and irrevocably jointly and severally guarantees to the Trustee the due and punctual payment, performance and discharge of the Obligations. If and whenever the Participating Employers shall default in the due payment, performance or discharge of the Obligations each Guarantor shall pay, perform or discharge the Obligations in respect of which such default has been made within 14 days of receiving a written demand from the Trustee to do so.

2.3	Each Guarantor agrees to indemnify and hold harmless the Trustee and/or the Scheme on demand from and against any loss incurred by the Trustee as a result of the Obligations being or becoming void, voidable or unenforceable for any reason whatsoever, whether known to the Trustee or not. The amount of such loss shall be the amount which the Trustee and/or the Scheme would otherwise have been entitled to recover from the Participating Employers if the Obligations had been enforceable in accordance with the terms of the Contribution Schedule, under statute or otherwise.

2.4	Each Guarantor shall from time to time on demand of the Trustee reimburse the Trustee for all costs and expenses (including legal fees) together with VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Trustee and/or the Scheme under this Instrument.

2.5	Interest may be added by the Trustee to any Obligations which remain unpaid on the due date for payment, from such date until payment (whether before, on or at any time after demand or judgment or the liquidation of the relevant Guarantor) at the rate of 2 per cent. per annum above the base lending rate for the time being of Barclays Bank PLC which interest may be compounded (whether before, on or at any time after demand or judgment or the liquidation of the relevant Guarantor) by the Trustee with quarterly rests to the extent that it shall remain unpaid.

3.	NATURE OF THE GUARANTEE

This Instrument is a continuing security and shall remain in force until all of the Obligations have been satisfied in full. The obligations of each Guarantor under this Instrument shall not be (nor be construed so as to be) satisfied by any intermediate discharge or payment of or on account of the Obligations. No Guarantor shall be released or discharged from any of its obligations under this Instrument, nor shall any of its obligations be diminished, prejudiced or affected by:

3.1	any variation, waiver or release of any of the Obligations; and/or

3.2	the release of any other Guarantor or any other person under the terms of any composition or arrangement with any relevant creditor; and/or

3.3	any of the Obligations becoming unenforceable for any reason; and/or

3.4	any failure by the Trustee to take or enforce any security in respect of the Obligations; and/or

3.5	any time or indulgence given by the Trustee to (or any composition or other arrangement made with or accepted from) any person in respect of the Obligations; and/or

3.6	any incapacity or change in the constitution of any Guarantor; and/or

3.7	any change to the rules of the Scheme or the trust deed governing the Scheme; and/or

3.8	any change to the identity of the Trustee and/or the Principal or Participating Employers; and/or

3.9	the Principal or Participating Employers or any Guarantor being wound up, entering administration or examination or receivership or liquidation or dissolution or making any composition or arrangement with its creditors (whether or not sanctioned by the court and whether or not the Trustee has agreed to such compromise or arrangement) or undergoing a merger or amalgamation or change in its constitution; and/or

3.10	a winding-up of the Scheme being commenced or triggered, whether under the rules of the Scheme or by the Pensions Regulator or otherwise; and/or

3.11	any other act, event or omission which, but for this clause, would or might operate to impair (or offer a defence for) any Guarantor’s obligations under this Instrument and the Trustee may enforce the obligations of each Guarantor contained in this Instrument without first taking any steps or proceedings against the Participating Employers or any other person or first making or filing any claim or proof in a winding-up or dissolution of the Participating Employers or any other person. This Instrument may not be terminated by any Guarantor.

4.	RENEGOTIATION OF GUARANTEE

No less than six months before the expiry of the Guarantee Term, the Guarantors will use their best endeavours to agree with the Trustee terms for a replacement guarantee to be put in place for the benefit of the Trustee and the Scheme with effect from the end of the Guarantee Term, such replacement guarantee to be on substantially the same terms (save as to duration) as are set out in this Instrument.

5.	REPRESENTATIONS AND WARRANTIES

Each Guarantor represents and warrants that:

5.1	it has full power and authority to enter into and perform this Instrument, has taken all necessary corporate or other action to authorise the execution, delivery and performance of this Instrument and its obligations under this Instrument are valid, legally binding and enforceable; and

5.2	it has not taken from the Principal or Participating Employers any encumbrance, guarantee or other assurance in respect of or in connection with its obligations under this Instrument.

6.	COVENANTS

6.1	The undertakings in this Clause 6 shall remain in force from and after the date of this Instrument and so long as any Obligation is outstanding or any amount is outstanding under this Instrument.

6.2	Each Guarantor shall from time to time on the request of the Trustee, furnish the Trustee (or procure that the Trustee shall be furnished) with such information about the business, operations and financial condition of the relevant Guarantor and the Principal or Participating Employers as the Trustee may reasonably require (for the avoidance of doubt this may include audited yearly and half yearly accounts).

6.3	Each Guarantor undertakes that until all the Obligations have been satisfied in full, that Guarantor shall not exercise any right of subrogation, indemnity, set off or counterclaim against the Participating Employers, nor claim payment of moneys for the time being due to it by the Participating Employers by reason of the performance of it of its obligations under this Instrument, nor claim or prove in a winding-up or dissolution of the Participating Employers in respect of any such sum in competition with the Trustee and/or the Scheme.

7.	PAYMENTS

All payments to be made to the Trustee under this Instrument shall be made free and clear of and without any deduction for or on account of any tax, withholding, charges, set-off or counterclaim and shall be made in pounds sterling. If a Guarantor is required by law to make a deduction or withholding from any payment made hereunder then the sum payable by the relevant Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Trustee receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which they would have received and so retained had no such deduction or withholding been made or been required to be made. If a Guarantor makes any payment under this Instrument in respect of which it is required by law to make any deduction or withholding it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Trustee within thirty days after it has made such payment to the applicable authority an original receipt or other appropriate evidence issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

8.	EVIDENCE OF DEBT

A certificate by the Trustee as to any sum payable to it under this Instrument shall, in the absence of manifest error, be conclusive for the purposes of this Instrument and prima facie evidence in any legal action or proceedings arising out of or in connection with this Instrument.

9.	NO WAIVER

No failure or delay by the Trustee in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy as though no waiver had been made and no relaxation or indulgence granted.

10.	BENEFIT OF GUARANTEE

This Instrument enures to the benefit of the Trustee and its lawful successors as trustees of the Scheme.

11.	SETTLEMENTS

Any settlement or discharge under this Instrument between the Trustee and/or the Scheme and any Guarantor shall be conditional upon no security or payment to the Trustee and/or the Scheme by the relevant Guarantor or any other person being avoided or set aside or ordered to be refunded or reduced by or pursuant to any applicable law or regulation and, if such condition is not satisfied, the Trustee and/or the Scheme shall be entitled to recover from the Guarantors and demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

12.	NOTICES

Any demand, notice or other communication to be made on or delivered to a Guarantor shall be marked for the attention of the Company Secretary thereof (or, if there is no Company Secretary, any other officer thereof) and made by fax or otherwise in writing to the registered office address for the relevant Guarantor given in Schedule 1.

13.	NO THIRD PARTY RIGHTS

Without prejudice to Clause 10, no term of this Instrument shall be enforceable by a third party under the Contracts (Rights of Third Parties) Act 1999.

14.	SERVICE OF PROCESS

14.1.1	Each Guarantor (which is not incorporated in England and Wales) irrevocably appoints Willis Group Limited (for the attention of the Company Secretary) as its agent under this Instrument for service of process in any proceedings before the English courts.

14.1.2	If any person appointed as process agent is unable for any reason to act as agent for service of process, the relevant Guarantor must promptly appoint another agent on terms acceptable to the Trustee. Failing this, the Trustee may appoint another agent for this purpose.

14.1.3	Each Guarantor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

14.1.4	This Clause does not affect any other method of service allowed by law.

15.	LAW AND JURISDICTION

15.1	This Instrument and the rights and obligations of the parties hereto shall be governed by and construed in accordance with English law.

15.2	Each Guarantor agrees for the benefit of the Trustee that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Instrument and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

15.3	Each Guarantor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 15.2 being the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Instrument and agrees not to claim that any such court is not a convenient or appropriate forum.

15.4	Each Guarantor hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Instrument to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

15.5	Each party waives any right it may have to a jury trial of any claim or cause of action in connection with this Instrument or any transaction contemplated by this Instrument. This Instrument may be filed as a written consent to trial by court.

16.	LIMITATION

Notwithstanding any term or provision of this Instrument to the contrary, the maximum aggregate amount for which Willis North America Inc. (“Willis-NA”) shall be liable hereunder shall not exceed the maximum amount for which Willis-NA can be liable without rendering this Instrument, as it relates to Willis-NA, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Transfer Act of the State of Delaware and Section 548 of title 11 of the United States Code or any applicable provisions of comparable law).

IN WITNESS whereof each Guarantor and the Trustee have duly executed this Instrument as a deed and intend to deliver and hereby delivers the same on the date written above.

SCHEDULE 1

Guarantors

Company	Jurisdiction of incorporation	Registered number	Registered address
Willis Group Holdings Public Limited Company	Ireland	475616	Grand Mill Quay Barrow Street Dublin 4 Ireland

Trinity Acquisition plc	England and Wales	03588435	51 Lime Street London EC3M 7DQ

TA I Limited	England and Wales	03588080	51 Lime Street London EC3M 7DQ

Willis Group Limited	England and Wales	0621757	51 Lime Street London EC3M 7DQ

Willis Investment UK Holdings Limited	England and Wales	06677275	51 Lime Street London EC3M 7DQ

Willis North America Inc.	Delaware	0249202	26 Century Blvd Nashville, TN 37214 USA

Willis Netherlands Holdings B.V.	The Netherlands	3437289	Centerpoint 1 Hoogoorddreef 60 1101 BE Amsterdam Zuidoost, Netherlands

SIGNATURES

THE GUARANTORS

Given under the Common Seal of	)
WILLIS GROUP HOLDINGS	)
PUBLIC LIMITED COMPANY	)
and delivered as a deed by:	)

/s/ Michael Neborak
Chief Financial Officer

/s/Adam Ciongoli
Director/Secretary

EXECUTED as a deed by	)
TRINITY ACQUISITION PLC	)
acting by	)

Director	/s/ S.E. Wood
S.E. Wood

Witness signature	/s/ Helen Mangan

Witness name	Helen Mangan

Witness address	51 Lime Street, London EC3M 7DQ

EXECUTED as a deed by	)
TA I LIMITED	)
acting by	)

Director	/s/ S.E. Wood
S.E. Wood

Witness signature	/s/ Helen Mangan

Witness name	Helen Mangan

Witness address	51 Lime Street, London EC3M 7DQ

EXECUTED as a deed by	)
WILLIS GROUP LIMITED	)
acting by	)

Director	/s/ S.E. Wood
S.E. Wood

Witness signature	/s/ Helen Mangan

Witness name	Helen Mangan

Witness address	51 Lime Street, London EC3M 7DQ

EXECUTED as a deed by	)
WILLIS INVESTMENT UK HOLDINGS	)
LIMITED	)
acting by	)

Director	/s/ S.E. Wood
S.E. Wood

Witness signature	/s/ Helen Mangan

Witness name	Helen Mangan

Witness address	51 Lime Street, London EC3M 7DQ

EXECUTED as a deed by	)
WILLIS NORTH AMERICA INC.	)
acting by	)

Authorised Signatory	/s/ Adam Ciongoli

Witness signature	/s/ Faith Swennes

Witness name	Faith Swennes

Witness address	One World Financial Center, 200 Liberty Street, New York, NY 10281

EXECUTED as a deed by	)
WILLIS NETHERLANDS HOLDINGS B.V.	)
acting by	) /s/ P.C.G. Van Duuren

Authorised Signatory	P.C.G. Van Duuren

Witness signature	/s/ Stefanie van der Duijis

Witness name	Stefanie van der Duijis

Witness address	1100 AS Amsterdam Zuidoost

THE TRUSTEE

EXECUTED as a DEED by

WILLIS PENSION TRUSTEES LIMITED

acting by a Director and its Secretary:

/s/ K. Abbott
Director

/s/ Alistair Peel
Director/Secretary
For and on behalf of
Willis Corporate Secretarial Services Limited

APPENDIX 1

Contribution Schedule